UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934
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ERHC ENERGY INC.
(Exact name of registrant as specified in its charter)

Colorado	88-0218499
(State of incorporation or organization)	(I.R.S. employer identification number)

5444 Westheimer Road, Suite 1440 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act Registration Statement File Number to which this Form Relates:    333-168012

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

A description of the Common Stock, par value $0.0001 per share, to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-168012), initially filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2010 and declared effective by the Commission on August 31, 2010, which description is incorporated in this Item 1 by reference.

Item 2.	Exhibits.

No exhibits are filed as part of this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ERHC ENERGY INC.

By:	/s/ Peter C. Ntephe
Peter C. Ntephe,
President and Chief Executive Officer

Date:    October 5, 2010